NEITHER THIS NOTE NOR ANY SECURITIES THAT MAY BE ISSUED UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), STATE SECURITIES LAWS, OR LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, ASSIGNMENT, OFFER, PLEDGE, OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY AND ISSUABLE HEREUNDER MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS HEREOF AND THE SHAREHOLDER AGREEMENT BETWEEN THE COMPANY AND ITS SHAREHOLDERS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF THE SHAREHOLDER AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

Logical Choice Corporation

CONVERTIBLE PROMISSORY NOTE

$50,000.00	January 16, 2015

Subject to the terms contained herein, Logical Choice Corporation, a Nevada corporation (the “Company”), for value received, promises to pay to the order of Mark Elliott (the “Investor”), the amount stated above (the “Principal Amount”) plus interest thereon calculated from the date hereof until paid in full at the annual rate of ten percent (10%), compounded monthly. The parties shall calculate the interest based on a 365-day year. The Company shall pay the unpaid Principal Amount and interest accrued hereunder in lawful money of the United States in full on demand on or after the earlier of an Event of Default or the Maturity Date, unless it has been previously converted pursuant to Section 2 hereof, in which case all outstanding principal and accrued interest under this Note will be satisfied in full by virtue of such conversion. Upon an Event of Default, the interest rate will increase to the annual rate of fifteen percent (15%), compounded monthly.

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the corresponding meanings:

1.1. “Conversion Price” means the lesser of (i) $1.00 per share, (ii) a discount of 20% to the stock price if the Company is publicly traded, or (iii) if applicable, such other amount negotiated by the Company. In the event of a voluntary conversion pursuant to Section 2.1, (i) if the number of shares of Common Stock outstanding at any time after the date hereof, and before payment or conversion in full, is increased by a distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price then in effect will be proportionately decreased; and (ii) if the number of shares of Common Stock outstanding at any time after the date hereof, and before payment or conversion in full, is decreased by a combination of the outstanding shares of Common Stock then, on the effective date of such combination, the Conversion Price will be proportionately increased.

1.2. “Conversion Securities” means a voluntary conversion is made pursuant to Section 2.1.

1.3. “Maturity Date” means April 30, 2015.

2. Conversion.

2.1. Voluntary Conversion. Before this Note is paid in full or converted, the Investor may convert all but not less than all the outstanding principal and interest due under the Note into Conversion Securities at the Conversion Price. The Company shall issue to the Investor his respective pro rata number of shares of Conversion Securities based on the outstanding principal and interest under their respective Note at the time of the conversion.

2.2. No Fractional Shares. The Company shall not issue any fractional shares on conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company shall pay the Investor the cash value of that fractional share, calculated on the basis of the Conversion Price.

2.3. No Rights as Shareholder. This Note does not by itself entitle the Investor to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note and no enumeration herein of the rights or privileges of the Investor will cause such Investor to be a shareholder of the Company or for any purpose solely by virtue hereof.

3. No Collateral. The obligations under this Note are unsecured.

4. Events of Default. The term “Event of Default” includes any of the following:

4.1. The failure of the Company to pay when due any amounts due hereunder that remain unpaid 30 days after the Company receives written notice thereof;

4.2. The Company’s breach of a representation or obligation, which breach remains uncured 30 days after written notice thereof; or

4.3. The Company will have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official will have been appointed for the Company or for any substantial part of the Company’s property, or the winding up or liquidation of the Company’s affairs will have been ordered; or the Company will have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case will have commenced, and not been dismissed within 60 days, or the Company will have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Company or for any substantial part of the Company’s property, or make any general assignment for the benefit of creditors.

5. General Provisions.

5.1. Amendments and Waivers. Any amendment to this Note must be in writing and identified as an amendment to this Note. Any amendment to this Note requires the consent of the Company. Any waiver of a right by the Company requires the written consent of the Company, and any waiver of a right by the Investor requires the written consent of the Investor. Any amendment or waiver effected in accordance with this section is binding on all parties hereto to which the subject matter of the amendment or waiver applies, regardless of whether any such party has consented thereto.

5.2. Severability. If any provision of this Note is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note will not be affected or impaired.

5.3. Headings. The descriptive headings of the articles, sections, and subsections of this Note are for convenience of reference only. They do not constitute a part of this Note and do not affect this Note’s construction or interpretation.

5.4. Governing Law. The laws of the State of Georgia govern all matters arising out of or relating to this Note, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such State’s conflicts of law principles or rules of construction concerning the drafter hereof.

The parties are signing and delivering this Note as of the date stated in the caption of this Note.

COMPANY:

LOGICAL CHOICE CORPORATION

By:	/s/ Sheri Lofgren
Name:	Sheri Lofgren
Title:	CFO

[Signature Page to Convertible Promissory Note]

The foregoing Note is hereby confirmed and accepted by the Investor as of January 16, 2015.

INVESTOR:

MARK ELLIOTT

/s/ Mark Elliott